AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 17th day of November, 2014, to the Transfer Agent Servicing Agreement, dated as of  May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of ETF Series Solutions:

Exhibit F, Validea Market Legends ETF, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the Validea Market Legends ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael D. Barolsky	By: /s/ Michael L. Ceccato

Name: Michael D. Barolsky	Name: Michael L. Ceccato

Title: Secretary	Title: Senior Vice President

Validea	1

Exhibit F to the ETF Series Solutions Transfer Agent Servicing Agreement at November, 2014

Name of Series
Validea Market Legends ETF

Base Fee1 for Accounting, Administration, Transfer Agent & Account Services at December, 2014

The following reflects the greater of the basis point fee or minimum per fund

Admin/Accounting/TA	Basis Points on AUM			Annual Minimum per Fund
	First $[--]	Next $[---]	Balance	$[---]
	[---]	[---]	[---]

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy
The Following Services and Associated Fees are in Addition to the Base Fee

Pricing Services
For daily pricing of securities (estimated 252 pricing days annually)
▪	$[---]–Domestic Equities, Options, ADRs
▪	$[---]–Foreign Equities
▪	$[---]–Domestic Corporate/Convertible/Gov’t/Agency Bonds, Futures, Forwards, Currency Rates, Mortgage Backed Securities
▪	$[---]–CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency Bonds, Asset Backed Securities, High Yield Bonds
▪	$[---]–Bank Loans
▪	$[---]–Credit Default Swaps
▪	$[---]–Swaptions, Index Swaps
▪	$[---]–Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
Fee for IDC data used to monitor corporate actions
▪	$[---]/Foreign Equity Security per Month for Corporate Action Service
▪	$[---]/Domestic Equity Security per Month for Corporate Action Service
▪	$[---] /Month Manual Security Pricing (>10/day)

ESS Trust Chief Compliance Officer Annual Fee
▪	$[---]for the first fund*
▪	$[---]for each additional fund*
▪	$[---]per sub-advisor per fund*
*subject to change and approval by on ESS Board of Directors

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	[---]/fund additional minimum

Section 15(c) Reporting
Add the following for legal administration services and data charges necessary to compile SEC required “peer reporting” information.
▪	$[---]/fund per report – first class
▪	$[---] /additional class report

1 Subject to annual CPI increase, Milwaukee MSA

Validea	2

Exhibit F (continued) to the ETF Series Solutions Fund Administration Servicing Agreement at December, 2014

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities.

Fees are calculated pro rata and billed monthly

Additional Services Provided and Negotiated Upon Client Request.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit F.

Validea Capital Management, LLC

By: /s/ Jack Forehand

Printed Name: Jack Forehand

Title: President	Date: 12/5/14

Validea	3